                                                                    Exhibit 10.1



                            STOCK PURCHASE AGREEMENT

                                    BETWEEN

                      EASTERN ENVIRONMENTAL SERVICES, INC.

                                      AND

                                NICHOLAS MARANGI

                              FOR THE PURCHASE OF

                  ALL OF THE ISSUED AND OUTSTANDING SHARES OF

                            MARANGI  BROTHERS, INC.
                       AFFORDABLE RECYCLING SYSTEMS, INC.
                                      AND
                                  M-LAND CORP.

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----

RECITALS....................................................................

ARTICLE I - CLOSING.........................................................

ARTICLE II - TITLE INSURANCE................................................

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS.....................

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF EESI.........................

ARTICLE V - ADDITIONAL AGREEMENTS OF SELLERS................................

ARTICLE VI - ADDITIONAL AGREEMENTS OF EESI..................................

ARTICLE VII - CONDITIONS OF EESI............................................

ARTICLE VIII - CONDITIONS OF SELLERS........................................

ARTICLE IX - INDEMNIFICATION................................................

ARTICLE X - OTHER PROVISIONS................................................

                         SECTION OF DISCLOSURE SCHEDULE

ATTACHED TO THIS AGREEMENT

1.3(a)         Escrow Agreement
1.6(b)         Opinion of EESI Counsel
1.7(c)         Noncompetition Agreement
1.7(e)         Opinion of Sellers Counsel
1.7(g)         Release

ATTACHED AS PART OF DISCLOSURE BINDER
1.3(a)         Company Debt
1.3(b)         Capital Structure; Share Allocation
2.2            Permitted Exceptions to Real Property Title
3.1            Subsidiaries
3.3            Contracts, Permits, Mortgages and Material Documents
3.4(b)         Rolling Stock
3.4(c)         Containers
3.5            Customer Contracts
3.6            Real Property
3.7            Adverse Changes
3.8(a)(iii)    Liabilities not in Ordinary Course of Business
3.9            Fiscal Condition of Companies
3.10           Tax Status of Companies
3.11           Insurance Policies, Performance Bonds and Letters of Credit
3.12(a)        Contracts with Employees
3.12(b)        Employees
3.12(c)        Benefit Plans
3.13(a)        Violations of federal, state or local laws or regulations
3.13(b)        Environmental Violations
3.13(f)        List and Synopsis of All Litigation
3.15           Required Consents
3.18           Related Party Transactions

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement"), is made and entered into on August 19, 1998, by and between Eastern Environmental Services, Inc., a Delaware corporation ("EESI"), on the one part, and Nicholas Marangi of 50 Beach Road, Tequesta, Florida ("Seller"), on the other part.

                                    RECITALS

     EESI is a waste services company engaged in the collection, transportation and disposal of residential, commercial and industrial waste in several eastern, southern, and Midwestern states. Marangi Brothers, Inc., a New Jersey corporation ("MarangiCo"), is a waste services company engaged in the collection and disposal of residential, commercial and industrial waste in the states of New Jersey and New York, Affordable Recycling Systems, Inc., a New York corporation ("Affordable"), is a waste services company engaged in the operation of a waste transfer and recycling station in the state of New York, and M-Land Corp., a New York corporation ("MLand"), is a company owning real estate used in connection with the business of MarangiCo and Affordable. (For purposes of this Agreement (i) MarangiCo, Affordable and MLand are hereinafter collectively referred to as the "Marangi Companies", (ii) the issued and outstanding shares of capital stock of the Marangi Companies is referred to herein as the "Company Shares", and (iii) EESI is sometimes hereinafter referred to as "Purchaser".) Seller owns all of the issued and outstanding shares of the capital stock of the Marangi Companies.

     In accordance with the provisions of this Agreement, Seller desires to sell all of the Company Shares to EESI in exchange for common stock of EESI, all on the terms contained herein. The parties intend that the transactions contemplated hereby qualify as a reorganization, within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and be treated as a "pooling of interests" for accounting purposes.

     Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder prepared by the Seller. The Disclosure Binder is organized under subheadings which correspond to the various Schedules described in this Agreement. For purposes of identification, the Disclosure Binder has been identified by the parties by a written statement executed by the parties and appearing as the first page of the Disclosure Binder.

                                   ARTICLE I
                           CONSIDERATION AND CLOSING
                           -------------------------

     SECTION 1.1  Incorporation of Recitals.  The recitals set forth above are
                  -------------------------
incorporated herein by reference and are a part of this Agreement.

     SECTION 1.2  Time and Place for Closing.  Closing under this Agreement
                  --------------------------
shall take place within fifteen days of the conditions set forth in Article VII and Article VIII being satisfied or waived, at the offices EESI, 1000 Crawford Place, Suite 400, Mount Laurel, New Jersey, or such other place as the parties hereto may agree upon in writing. The date of Closing is referred to hereinafter as the "Closing Date" and the act of closing as "Closing." The exact Closing Date shall be established by a written notice sent by Purchaser to Seller.

     SECTION 1.3  Agreement to Sell Company Shares; Purchase Price
                  ------------------------------------------------

     (a) At the Closing, Seller agrees to transfer and deliver to Purchaser all of the Company Shares owned by the Seller, and Purchaser agrees to purchase and pay for the Company Shares, for a total consideration for such shares (the "Purchase Price"), subject to adjustment as provided herein, of Twelve Million Three Hundred Thousand Dollars ($12,300,000) payable as follows: (i) a number of shares of common stock of EESI ("EESI Stock") having an aggregate value equal to the Purchase Price, each share being valued at the closing price of the common stock on the Nasdaq Market on the trading day which is the fifth trading day prior to the Closing Date ("Per Share Value"), and (ii) Purchaser accepting the Company Shares with the Marangi Companies having total liabilities, excluding accounts payable, as set forth on Schedule 1.3(a) attached ("Company Debt").
The Purchase Price shall be adjusted such that the number of shares of EESI Stock to be delivered at Closing, valued at the Per Share Value, shall be adjusted, dollar for dollar, by an amount equal to the principal of and accrued interest owed on the Company Debt at Closing.

     (b) The EESI Stock shall be allocated between MarangiCo, Affordable and MLand as set forth on Schedule 1.3(b). The Seller shall receive the shares of EESI Stock as allocated among the Marangi Companies and in the same proportions that the Seller owns shares in each of the Marangi Companies, as set forth on
Schedule 1.3(b).

     SECTION 1.4  Closing.  Following execution of this Agreement, Purchaser and
                  -------
Seller shall be obligated to conclude the transaction strictly in accordance with its terms within fifteen (15) days after the conditions to Closing set forth in Article VII and Article VIII have been satisfied or waived, time being of the essence. If the failure to conclude this transaction is due to the refusal and failure of Seller to perform his obligations under this Agreement, Purchaser may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Purchaser under this Agreement, or at law or in equity, including, without limitation an action to recover its actual damages resulting from the default of Seller. If the failure to conclude this transaction is due to the refusal and failure of Purchaser to perform its obligations under this Agreement, Seller may, in addition to and not in limitation of any other rights and remedies available to the Seller under this Agreement, or at law or in equity, bring legal action to recover his actual damages resulting from the default of Purchaser.

     SECTION 1.5  Termination.  This Agreement and the transactions contemplated
                  -----------
hereby may be terminated at any time prior to the Closing Date by written notice from the party terminating given to the other party, except in the case of (a) below:

     (a)  by mutual written agreement of EESI and Seller;

     (b) by EESI within forty-five (45) days of the date of this Agreement, if EESI is not satisfied, in its sole discretion, with the due diligence it has conducted on the Marangi Companies;

     (c) by EESI or Seller, in the event the other makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement; or

     (d) by EESI or Seller, if the Closing shall not have occurred by September 30, 1998, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

     In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that
Section 1.5, Article IX, Section 10.1, Section 10.2 and Section 10.15 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement.

       SECTION 1.6  Deliveries by EESI.  At the Closing,  EESI shall deliver or
       -----------  ------------------
cause to be delivered, all duly and properly executed, authorized and issued (where applicable):

     (a) Certificates representing shares of EESI, as provided in Section 1.3 above, to be delivered in payment of the Purchase Price upon delivery of the Company Shares;

     (b) An opinion from counsel for EESI, dated the Closing Date, substantially in the form attached as Schedule 1.6(b); and

     (c) A copy of resolutions of the directors of EESI authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein and therein.

     SECTION 1.7  Deliveries by Seller.  At the Closing, Seller shall deliver to
                  ---------------------
EESI or cause to be delivered, all duly and properly executed, authorized and issued (where applicable) the following:

     (a) Duly executed certificates in valid form evidencing all of the Company Shares owned by Seller, duly endorsed in blank or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Purchaser;

     (b) Except as may be otherwise required by EESI, the written resignations of all officers and directors of the Marangi Companies as of the time of Closing;

     (c) Noncompetition Agreement with the Seller, in the form and content attached hereto as Schedule 1.7(c) (the "Noncompetition Agreements");

     (d) A current certificate of good standing and certified charter documents for each of the Marangi Companies from each applicable jurisdiction of incorporation and admission;

     (e) An opinion from counsel for Seller, dated the Closing Date, substantially in the form attached as Schedule 1.7(e);

     (g) A general release from Seller, in form and content satisfactory to Purchaser, whereby the Seller releases the Marangi Companies from any and all claims, causes of action, debts and obligations whatsoever existing on the Closing Date;

     (h) The Certificate described at Section 7.1 executed by the President of each of the Marangi Companies; and

     (i) The books and records of the Marangi Companies, including, without limitation, all original financial and operating records, the corporate minute books and seals, the corporate stock ledgers, certified copies of the charter documents and bylaws, and all title documents.

                                   ARTICLE II
                                TITLE INSURANCE

     SECTION 2.1    Owners Title Policy.  At Closing, the Marangi Companies
                    -------------------
shall own, with respect to all real property owned by the Marangi Companies, an extended coverage owners policy(ies) of title insurance from a title company acceptable to Purchaser (the "Title Company"), dated as of the Closing Date, in an amount equal to the fair market value of such real property. Purchaser and Seller shall share the premium for such title policy(ies). The title policies shall include comprehensive, access and contiguity endorsements, including, without limitation, a non-imputation endorsement, and shall insure title to the real property to be in fee simple in each company, as applicable, subject only to the Permitted Exceptions permitted by Section 2.2 hereof (the "Owners Policy").

     SECTION 2.2    Permitted Exceptions.  The Owners Policy shall insure each
                    --------------------
company's interest in its real property to be free and clear of all encumbrances and exceptions whatsoever except those listed on Schedule 2.2 attached hereto.

     SECTION 2.3    Survey.  The Seller shall furnish Purchaser with a survey
                    ------
relating to all of the real property owned by the Marangi Companies that is sufficiently current that the Title Company shall not have included a survey exception in the Owner's Policy. If a new survey is required, Purchaser and Seller shall share the cost of such survey.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     With knowledge that EESI is relying upon the representations, warranties and covenants herein contained, Seller represents and warrants to EESI and make the following covenants for EESI's benefit. When the phrase "to Seller's knowledge" or any equivalent phrase is used in this Agreement, the phrase shall mean the actual knowledge of Seller or the information and/or knowledge Seller, having been or currently being a director, officer, or employee of any of the Marangi Companies would actually possess had Seller acted with due diligence in the conduct of his duties as an officer, director or employee.

     SECTION 3.1  Organization and Standing.  The Marangi Companies are
                  -------------------------
corporations duly organized, validly existing and in good standing under the laws of the state of their incorporation, with full power and authority to own their properties and conduct their business as now being conducted. Except as listed in Schedule 3.1, the Marangi Companies do not own any stock or interest in any other corporation, partnership, or other business organization. Seller owns all of the outstanding securities issued by the Marangi Companies, as set forth on Schedule 1.3(b).

     SECTION 3.2 Securities.  The Marangi Companies have the authorized and
                 ----------
outstanding securities set forth on Schedule 1.3(b). All outstanding shares of stock are legally and validly authorized and issued, fully-paid and nonassessable. There are no outstanding rights of any kind to acquire additional shares of any class of stock of the Marangi Companies, except as set forth on Schedule 1.3(b).

     SECTION 3.3  Contracts, Permits and Material Documents.   The items listed
                  -----------------------------------------
in Schedule 3.3 attached hereto are all of the following ("Material Documents") with respect to the Marangi Companies which provide a benefit or imposes a detriment of a value of $10,000 or more: (i) leases for real and personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, mortgages, liens, pledges, and security agreements under which any of the Marangi Companies are bound or under which any of the Marangi Companies are the beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of any of the business of the Marangi Companies, (viii) all surety bonds, closure bonds or any other obligation which the Marangi Companies have liability for with respect to their operations and (ix) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 3.5) which are binding on any of the Marangi Companies or any of their property and pursuant to which the Marangi Companies derive a benefit or incur a detriment having a value of $10,000 or more. The Material Documents listed on Schedule 3.3 are organized under separate headings for each of the Marangi Companies and under subheadings for each of the different type of documents listed. Except as set forth on Schedule 3.3, neither the Marangi Companies nor any person or party to any of the Material Documents or bound thereby is in default under any of the Material Documents, and, to the knowledge of Seller, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Marangi Companies are not a party to, and none of the Marangi Companies' properties are bound by, any agreement or instrument which is material to the continued conduct of business operations of the Marangi Companies, as now being conducted, except as listed in Schedule 3.3.

     SECTION 3.4 Personal Property.
                 -----------------

     (a) All furniture, office equipment, computer equipment, and radio equipment, owned by the Marangi Companies is in reasonably good condition, normal wear and tear excepted, and is sufficient in type, quantity and quality to operate the business currently conducted by the Marangi Companies in an efficient manner.

     (b) Listed on Schedule 3.4(b) is all of the rolling stock, including motor vehicles, trucks, front and rear end loaders, and compactors and accessories and attachments used in the business of the Marangi Companies together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle ("Rolling Stock"). The Rolling Stock is owned or leased by each of the Marangi Companies as listed on Schedule 3.4(b). The Rolling Stock is in reasonably good condition, normal wear and tear excepted, except as disclosed on Schedule 3.4(b). The Marangi Companies own and/or lease a sufficient number and type of Rolling Stock to service their customers in an efficient manner.

     (c) Schedule 3.4(c), attached hereto, lists by each of MarangiCo and Affordable the containers used in the business of each of them which are ten yards or greater together with information as to container size. All of the containers owned and used by the Marangi Companies are in reasonably good condition, normal wear and tear excepted, except as noted on Schedule 3.4(c). The Marangi Companies own and/or lease a sufficient number and type of containers to service their customers in an efficient manner.

     (d) The inventory of parts, tires and accessories and the shop tools owned by the Marangi Companies are in reasonably good condition, normal wear and tear excepted, and are sufficient in type, quantity and quality to operate the business currently conducted by the Marangi Companies in an efficient manner.

     (e) All recycling equipment and other equipment not listed on one of the above schedules owned by the Marangi Companies is in reasonably good condition, normal wear and tear excepted, and is sufficient in type, quantity and quality to operate the business currently conducted by the Marangi Companies in an efficient manner.

     SECTION 3.5  Customers.  A list of customers each of the Marangi Companies
                  ---------
serves together with information as to the services rendered to each such customer, frequency of service and rates charged and the contractual rights of each customer, whether oral or in writing, is listed on Schedule 3.5 attached hereto. None of the Marangi Companies and, to Seller's knowledge, no other person or party to any of the customer contracts is in default under any of the customer contracts, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default.

The purchase of the Marangi Companies by EESI will not create a default under any customer contract.

     SECTION 3.6  Title.
                  -----

     (a) Listed on Schedule 3.6 attached are the addresses and ownership interest which each of the Marangi Companies has in any real property, including, without limitation, fee ownership, lease, license or other form of interest.

     (b) The Marangi Companies have good and marketable title to, or a valid leasehold interest in, all of their assets both real property and personal property, each free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement ("Liens"), except the types of liens set forth in subparagraphs (i) through (iii) below, and the items listed on Schedule 3.6 ("Permitted Encumbrances"):

          (i) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

          (ii) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation; and

          (iii) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment.

     SECTION 3.7  Financial Statements.  Seller has delivered to EESI, or will
                  --------------------
deliver by the Closing Date, true and correct copies of the following financial statements of the Marangi Companies (the "Financial Statements"):

     (a) Balance sheets of each of the Marangi Companies as of December 31, 1995, December 31, 1996, and December 31, 1997, and a statement of income, cash flow and retained earnings for the periods ended December 31, 1995, December 31, 1996, and December 31, 1997, all prepared on an accrual basis. All Financial Statements have been reviewed but not audited by Robert M. Jackson, C.P.A.; and

     (b) A balance sheet as of June 30, 1998 ("Most Recent Balance Sheet"), and a statement of income, cash flow and retained earnings for the period ended June 30, 1998 ("Most Recent Income Statement"), with respect to each of the Marangi Companies, prepared on an accrual basis internally. The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements."

The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis in accordance with past custom and practice of the Marangi Companies and the industry in which they operate. The balance sheets present fairly, in all material respects, the financial condition of the Marangi Companies as of the dates indicated thereon and the statements of income present fairly, in all material respects, on an accrual or cash basis, as the case may be, the results of the operations of the Marangi Companies for the periods indicated thereon. Since the date of the Most Recent Balance Sheet, the Marangi Companies have not (i) made any material change in their accounting policies or (ii) effected any prior period adjustment to, or other restatement of, their financial statements for any period. The Financial Statements are consistent with the books and records of the Marangi Companies (which books and records are correct and complete in all material respects). Since the date of the Most Recent Financial Statements, except as set forth on Schedule 3.7, there has not been any material adverse change in the income, expenses, assets or prospect of any of the Marangi Companies.

     SECTION 3.8  Liabilities; Accounts Receivable and Working Capital.
                  ----------------------------------------------------

     (a) The Marangi Companies do not have any liabilities, fixed or contingent, other than:

          (i) liabilities fully reflected in the Most Recent Balance Sheet, except for liabilities not required to be disclosed therein in accordance with GAAP;

          (ii) accounts payable arising since the date of the Most Recent Balance Sheet arising during the normal course of business consistent with past custom and practice; and

          (iii) liabilities listed on schedule 3.8(a)(iii) attached.

     (b) All accounts receivable of the Marangi Companies are, and all accounts receivable arising since the date of this Agreement, will be valid and enforceable accounts receivable, and will be fully collectable in the ordinary course of business, less an allowance for bad debt set forth on the Most Recent Balance Statement. All accounts receivable have been generated in the ordinary course of business of the Marangi Companies consistent with past practice. To Seller's knowledge, there are no defenses or set-offs to any of the accounts receivable.

     (c) At Closing, the Marangi Companies shall have working capital consisting of current assets in excess of current liabilities (each determined in accordance with generally accepted accounting principles) in an amount no less than they have had on an historic basis as reflected on the Financial Statements. It is acknowledged that current assets shall include cash, cash equivalents, pre-paid expenses and accounts receivable (less a bad debt allowance), and current liabilities shall include accounts payable, accrued expenses, accrued vacation pay, and the current portion of any long-term liabilities.

     SECTION 3.9  Fiscal Condition of the Marangi Companies.  Since the date of
                  -----------------------------------------
the Most Recent Balance Sheet, except as set forth in Schedule 3.9, there has not (except as otherwise specifically permitted by this Agreement or as set forth in the Schedules to this Agreement) been:

     (a) Any material adverse change in the financial condition, business organization or personnel of the Marangi Companies or in the relationships of the Marangi Companies with suppliers, customers or others;

     (b) Any disposition by any of the Marangi Companies of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by any of the Marangi Companies of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock;

     (c) Any sale or other disposition of any asset owned by any of the Marangi Companies at the close of business on the date of the Most Recent Balance Sheet, or acquired by it since that date, other than in the ordinary course of business consistent with past practice;

     (d) Any expenditure or commitment by the Marangi Companies for the acquisition of any single asset or any single business, except in the ordinary course of business consistent with past practices and having an acquisition price of $10,000 or less;

     (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Marangi Companies taken as a whole, except damage, destruction or loss which does not exceed $10,000 in the aggregate;

     (f) Any bonuses or increases in the compensation payable or to become payable by the Marangi Companies to any officer or key employee, except in the ordinary course of business or as required by law or pursuant to a contract which is listed on a Schedule to this Agreement;

     (g) Any loans or advances to or by any of the Marangi Companies other than renewals or extensions of existing indebtedness and other than in the ordinary course of business consistent with past practice; or

     (h)  Any change in accounting method or practice.

     SECTION 3.10  Tax Returns.  The Marangi Companies have filed all federal,
                   -----------
state and other tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and have paid all taxes due for the periods covered by the said returns. The reserves for all taxes reflected in the Most Recent Balance Sheet, if any, are adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Closing Date and for all prior periods. The Marangi Companies have filed, and will file (if due), in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof, and as of the Closing shall have or will in a timely manner file all such returns due for all periods ended on or before the Closing Date.

     SECTION 3.11  Policies of Insurance.  All insurance policies, performance
                   ---------------------
bonds, and letters of credit insuring the Marangi Companies or which the Marangi Companies have had issued and which have not expired are listed on Schedule 3.11 attached hereto. Schedule 3.11 includes the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known banks, beneficiaries, agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. All current insurance policies, performance bonds and letters of credits of the Marangi Companies are in force and effect and the premiums thereon are not delinquent. Except as set forth in Schedule 3.11, the Marangi Companies have not received any notification from any insurance carrier denying or disputing any claim made by any of the Marangi Companies or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. The Marangi Companies have no claim against any of their insurance carriers under any of policies insuring them pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     SECTION 3.12 Employees, Pensions, and ERISA.
                  ------------------------------

     (a) The Marangi Companies do not have any contract of employment with any officer, director or employee, except as listed on Schedule 3.12(a).

     (b) Except as set forth on Schedule 3.12(b), no employee of the Marangi Companies is represented by any union. A list of the name, address and social security number and current rate of compensation of each of the Marangi Companies' employees and capacity in which each person is employed is set forth on Schedule 3.12(b). There is no pending or threatened dispute between any of the Marangi Companies and any of its employees which might materially and adversely affect the continuance of the business operations of the Marangi Companies.

     (c) Attached hereto and made a part hereof and marked Schedule 3.12(c) is a list of all employee benefit plans, funds or programs (within the meaning of the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by any of the Marangi Companies (whether or not they are now terminated) or to which any of the Marangi Companies currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Marangi Companies.

     (d) The Seller has delivered to EESI (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) true and complete copies of the most recent financial statements with respect to the Plans, (iii) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (iv) all material filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

     (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Copies of the relevant determination letters are attached to each such plan. Except as set forth in the Disclosure Schedule, nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the

Code or ERISA. No Plan is funded through a trust intended to be exempt from tax under Section 501(c) of the Code.

     (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all material applicable provisions of ERISA and the regulations issued thereunder, as well as with all other material law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA.

     (g) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Seller, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

     (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

     (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

     SECTION 3.13  Legality of Operation.  In regard to the Marangi Companies:
                   ---------------------

     (a) Except as disclosed in Schedule 3.13(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined in Section 3.13(b) below, the Marangi Companies are in material compliance with all federal, state and local laws, rules and regulations including, without limitation, the following laws: land use or zoning laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 3.13(a), the Marangi Companies are in compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to any of their property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 3.13(a), with respect to any Law there are no claims, actions, suits, investigations or proceedings pending, or threatened against or affecting any of the Marangi

Companies, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in any adverse change in the financial condition or business of the Marangi Companies or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 3.13(a), the Marangi Companies have received no notification of any past or present failure by any of the Marangi Companies to comply with any Law applicable to it or its assets.

     (b) Except as disclosed in Schedule 3.13(b) to this Agreement, the Marangi Companies are in compliance with all federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in Schedule 3.13(b), with respect to any Environmental Law, the Marangi Companies are in compliance with all permits, licenses, and orders related thereto or issued thereunder, as are or may be applicable to the property and operations of the Marangi Companies, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on
Schedule 3.13(b), there are no Environmental Law related claims, actions, suits or proceedings pending or threatened against or affecting the Marangi Companies, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition or business of the Marangi Companies or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as set forth on Schedule 3.13(b), the Marangi Companies have not transported, stored, treated or disposed of, nor to Seller's knowledge have the Marangi Companies allowed any third persons, on their behalf, to transport, store, treat or dispose of waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor have the Marangi Companies performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in any liability for contamination of the environment; and the Marangi Companies have not disposed of, nor have the Marangi Companies knowingly allowed third parties to dispose of waste upon property owned or leased by the Marangi Companies other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 3.13(b), the Marangi Companies have not received any notification of any past or present failure by the Marangi Companies to comply with any Environmental Law applicable to their operations or their assets. Without limiting the generality of the foregoing, except as set forth in Schedule 3.13(b), the Marangi Companies have not received any notification (including requests for information directed to the Marangi Companies or an owner thereof) from any governmental agency asserting that any of the Marangi Companies is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. The Marangi Companies have not received any hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state
                                   -- ---
statute.


     (c) Except for the businesses which the Marangi Companies currently conduct, the Marangi Companies have never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility. The Marangi Companies have obtained and maintained, when required to do so under applicable Environmental Laws, manifests signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by the Marangi Companies. To Seller's knowledge, no employee, contractor or agent of the Marangi Companies has, in the course and scope of employment with the Marangi Companies, been harmed by exposure to hazardous materials, as defined under the Environmental Laws. No liens with respect to environmental liability have been imposed against the Marangi Companies under CERCLA, any comparable state statute or any other applicable Environmental Law, and Seller has no knowledge that any facts or circumstances exist which would give rise to the same.

     (d) Schedules 3.13(a) and 3.13(b) list all remedied violations of Laws and Environmental Laws which existed since January 1, 1996 to the date hereof and all outstanding unremedied notices of violations issued to the Marangi Companies by any federal, state or local regulatory agency.

     (e) To Seller's knowledge, no employee, officer, director, or shareholder of the Marangi Companies is under investigation by the Attorney General of any state, by the District Attorney of any county of any state, or by any United States Attorney or any other governmental investigative agency for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition Laws.

     (f) All pending or threatened litigation and administrative or judicial proceedings involving the Marangi Companies, or their assets or liabilities, are set forth on Schedule 3.13(f) attached, together with a description of each such proceeding.

     SECTION 3.14  Corrupt Practices.  The Marangi Companies have not made,
                   -----------------
offered or agreed to offer anything of value to any employees of any customers of the Marangi Companies (except in conformity with Law) for the purpose of attracting business to any of the Marangi Companies or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor have the Marangi Companies otherwise taken any action which would cause them to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     SECTION 3.15  Legal Compliance.  Seller has the right, power, legal
                   ----------------
capacity and authority to enter into, and perform his obligations under this Agreement, and, except as set forth in Schedule 3.15, no approvals or consents of any other persons, business or governmental unit are necessary to be obtained by Seller or the Marangi Companies in connection with the transactions, filings with or notices to, contemplated by this Agreement. Except as disclosed in
Schedule 3.15 to this

Agreement, the execution and performance of this Agreement will not result in a breach of or constitute a default or result in the loss of any right or benefit under:

     (a) Any charter, by-law, agreement or other document to which the Marangi Companies are a party or by which the Marangi Companies or any of their properties are bound, including, without limitation, any agreement by or between any shareholder of any of the Marangi Company; or

     (b) Any decree, order or rule of any court or governmental authority which is binding on any of the Marangi Companies or on any property of the Marangi Companies; or

     (c) Any permit, certificate or license issued by any governmental authority under which any of the Marangi Companies operate or pursuant to which any of the property of the Marangi Companies is bound; or

     (d) Any agreement by which the Marangi Companies are bound, including, without limitation, bank loan documents, agreements with customers or suppliers and leases for equipment.

     SECTION 3.16  Transaction Intermediaries.  Except as disclosed in Schedule
                   --------------------------
3.16, no agent, broker, financial advisor or other person acting pursuant to the express authority of any of the Marangi Companies is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     SECTION 3.17  Intellectual Property.  To Seller's knowledge, the Marangi
                   ---------------------
Companies have not infringed, and are not now infringing, on any trade name, trademark, service mark or copyright belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of the Marangi Companies. The Marangi Companies own or have legally licensed all computer software used in connection with their business and have not infringed, and are not now infringing, on the rights of any third parties by their use of computer software.

     SECTION 3.18  Competition.  Except as set forth on Schedule 3.18, no
                   -----------
salaried officer, nor any spouse or child of any of them, has any direct or indirect interest in any competitor of the Marangi Companies within the geographical area in which the Marangi Companies currently conduct business, or an interest in any supplier or customer of the Marangi Companies or in any person from whom or to whom the Marangi Companies lease any real or personal property, or in any other person with whom the Marangi Companies are doing business.

     SECTION 3.19  Disclosure.  The representations and warranties of Seller
                   ----------
contained in this Agreement, or in any Schedule or other document delivered by Seller pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If, prior to Closing, Seller becomes aware of any inaccuracy or misrepresentation or omission in any of the Schedules, he shall immediately advise EESI in writing of the inaccuracy, misrepresentation or omission.

     SECTION 3.20  Pooling Requirements.  The Seller does not own any waste
                   --------------------
collection, transfer, recycling or disposal businesses other than the Marangi Companies. For the 24 month period ending on the date of this Agreement, there has been no change of ownership of the Company Shares. There will be no change in the ownership of the Company Shares from the date of this Agreement to the Closing Date. During the most recent 24 calendar months prior to the date of this Agreement, the Marangi Companies have not paid any dividends or distributions to their shareholder other than dividends and distributions consistent in amount and kind to the dividends and distributions paid by the Marangi Companies during the three year period immediately preceding the 24 month period.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF EESI
                     --------------------------------------

     With knowledge that Seller is relying upon the representations, warranties and covenants contained herein, EESI represents and warrants to Seller and makes the following covenants for Seller's benefit.

     SECTION 4.1  Organization and Existence. EESI is a corporation duly
                  --------------------------
organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted. EESI has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement.

     SECTION 4.2  Authority Relative to this Agreement. The execution, delivery
                  ------------------------------------
and performance of this Agreement by EESI has been duly authorized and approved by the Board of Directors of EESI. No further corporate action is necessary on the part of EESI to consummate this Agreement in accordance with its terms.
EESI has full authority to enter into and perform its obligations under this Agreement, and neither the execution, delivery nor performance by EESI of this Agreement will (i) result in a violation or breach of any term or provision nor constitute a default under the certificate of incorporation or bylaws of EESI or under any contract or agreement to which EESI is a party or by which it is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (ii) result in a violation or breach of any term or provision, or constitute a default or accelerate the performance required, under any indenture, mortgage, deed of trust or other contract or agreement to which EESI is a party or by which it or its properties is bound.

     SECTION 4.3  Commission Filings. EESI has delivered to Seller copies of all
                  ------------------
filings made by EESI on Forms 8-K, 10-K, 10-Q and Proxy Statements filed with the Securities and Exchange Commission ("SEC") for its fiscal year ended June 30, 1997 (the "Public Reports"), and copies of any such filings since such date through March 31, 1998.

     SECTION 4.4  Issued Common Stock.  The EESI Stock to be delivered pursuant
                  -------------------
to this Agreement has been duly authorized, and is validly issued, fully paid and nonassessable.

                                   ARTICLE V
                ADDITIONAL AGREEMENTS OF THE PARTIES AND SELLER
                -----------------------------------------------

     Buyer and Seller covenant and agree with each other, as applicable, as follows:

     SECTION 5.1  Plan of Reorganization.  This Agreement contemplates the
                  ----------------------
acquisition of all the outstanding stock of the Marangi Companies solely in exchange for voting stock of EESI in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and shall constitute a "plan of reorganization" within the meaning of the Code. The parties hereto agree to take no action inconsistent with the treatment of such exchange as a reorganization under Code Section 368(a)(1)(A) and to comply with
all IRS filing and other requirements for such exchange.   EESI and Seller agree
that a material factor in their execution of this Agreement is that the transactions contemplated by this Agreement shall constitute a "plan of reorganization" within the meaning of the Code. If for any reason a provision in this Agreement would prevent the transaction from qualifying as a reorganization within the meaning of the Code, the parties agree to negotiate in good faith to modify the Agreement so the transaction can qualify as a reorganization, as long as the economics of the transaction are not changed.

     SECTION 5.2  Pooling Restrictions.  EESI and Seller have agreed that a
                  --------------------
material factor in their execution of this Agreement is that the transactions contemplated by this Agreement be treated as a "pooling of interests" for accounting purposes. If for any reason a provision in this Agreement would prevent the transaction being accounted for as a "pooling of interests", the parties agree to negotiate in good faith to modify the Agreement so the transaction can be accounted for as a "pooling of interests". Notwithstanding any other provision of this Agreement, prior to the publication and dissemination by EESI of consolidated financial results which include results of combined operations of the Marangi Companies and EESI for at least 30 days on a consolidated basis following the Closing Date, Seller shall not sell or otherwise transfer or dispose of, or in any way reduce his risk relative to, any shares of the EESI Stock received by Seller (including by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). EESI agrees that such consolidated financial results shall be published and disseminated no later than 120 days after the Closing Date. The Securities Exchange Commission ("SEC") has issued Accounting Series Release Nos. 130 and 135, as amended (collectively, the "ASRs"), setting forth certain restrictions applicable to the availability of "pooling-of-interests" accounting treatment in transactions of the type contemplated by this Agreement. Seller therefore covenants and agrees with EESI to hold the EESI Stock and to comply with the ASRs until the requirements of the ASRs have been met. In addition, the certificates evidencing the EESI Stock to be received by Seller will bear a legend substantially in the form set forth below:

         "The shares represented by this certificate may not be sold, transferred or assigned, and Eastern Environmental Services, Inc., shall not be required to give effect to any attempted sale, transfer or assignment prior to the publication and dissemination of financial statements by Eastern Environmental Services, Inc., which include the results of at least 30 days of combined operations of Eastern Environmental Services, Inc., and the companies acquired by Eastern Environmental Services, Inc., for which these shares have been issued. Upon the written request of the holder hereof directed to Eastern Environmental Services, Inc., the issuer agrees to remove this restrictive legend (and any stop order places with the transfer agents) when the requirements of Accounting Series Releases Nos. 130 and 135, as amended, of the Securities Exchange Commission have been met."

       SECTION 5.3  Access to Records.  Seller will give to EESI and its
       -----------  -----------------
representatives, including but not limited to its counsel, financial advisers and accountants, from the date hereof until the Closing Date, full access during normal business hours, upon reasonable notice, to all of the properties, books, contracts, documents and records of the Marangi Companies, and will make available to EESI and its representatives all additional financial statements of and all information with respect to the business and affairs of the Marangi Companies that EESI and its representatives may reasonably request.

     SECTION 5.4  Continuation of Business.  Seller will operate the businesses
                  ------------------------
of the Marangi Companies until the Closing Date in the ordinary course of business, consistent with past practice, so as to preserve its business organizations intact, to assure, to the extent possible, the availability to EESI of the present key employees of the Marangi Companies and to preserve for EESI the relationships of the Marangi Companies with suppliers, customers, and others.

     SECTION 5.5  Continuation of Insurance.  Seller will keep in existence all
                  -------------------------
policies of insurance insuring the Marangi Companies against liability and property damage, fire and other casualty through the Closing Date, consistent with the policies currently in effect.

     SECTION 5.6  Standstill Agreement.  Until the Closing Date, unless this
                  --------------------
Agreement is earlier terminated pursuant to the provisions hereof, Seller will not, directly or indirectly, solicit offers for the shares or the assets of the Marangi Companies or for a merger or consolidation involving any of the Marangi Companies, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring any or all of the Marangi Companies by merger, consolidation or other combination or acquiring any of the Marangi Companies' assets.

     SECTION 5.7  Consents.  Seller and EESI shall cooperate with each other and
                  --------
use their best efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, (i) any required approval of the shareholders of EESI of the transactions contemplated by this Agreement, and
(ii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either EESI or Seller.

     SECTION 5.8  Audited Financial Statements.  Seller agrees to have prepared
                  ----------------------------
audited balance sheets for the Marangi Companies as of December 31, 1995, December 31, 1996, and December 31, 1997, and statements of income, cash flow and retained earnings for the Marangi Companies for the twelve-month periods ended December 31, 1995, December 31, 1996, and December 31, 1997 ("Historical Financial Statements"), as rapidly as possible, but no later than the Closing Date. Seller shall prepare a compiled stub balance sheets and statements of income, cash flow and retained earnings for the period commencing January 1, 1998 and ending on the last day of the last calendar quarter ending prior to Closing ("Interim Financial Statements"). The Interim Financial Statements are to be delivered no later than the Closing Date. The Historical Financial Statements and the Interim Financial Statements shall be prepared by Ernst & Young at EESI's cost. Seller shall cause the Marangi Companies' usual accountants to cooperate with Ernst & Young. EESI shall pay for the cost of the Marangi Companies' usual accountants.

     SECTION 5.9  Employment Agreement.  The parties agree to use their best
                  --------------------
efforts after the date of this Agreement to negotiate the terms of an employment agreement to be offered to Seller at Closing, upon terms mutually satisfactory to the parties, including a base salary of $125,000.

                                   ARTICLE VI
                      ADDITIONAL AGREEMENTS OF THE PARTIES
                      ------------------------------------

     The parties hereto covenant and agree with the other, as applicable, as follows:

     SECTION 6.1  Payment of Expenses.  EESI will pay all expenses incurred by
                  -------------------
EESI in connection with the negotiation, execution and performance of this Agreement. Seller will pay all legal and accounting expenses incurred by Seller and the Marangi Companies in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents.

     SECTION 6.2  Registration Rights.
                  -------------------

     (a) The EESI Stock delivered at Closing will be registered under the Securities Act of 1933 ("Act") for sale to the public in brokered transactions, pursuant to a "shelf registration" on Form S-4 or other appropriate form, if Form S-4 is not available under Rule 415 of the Act. At Eastern's request, the Seller shall provide Eastern with any information required for the completion of the registration statement or any supplements thereto. Eastern shall keep such registration statement current and effective, until such time as the shares may be sold by the Seller at any time without restriction or pursuant to the provisions of Rule 144 or until such earlier date as all of the shares registered pursuant to such registration statement shall have been sold or otherwise transferred to a third party. It is understood that EESI shall also prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement (and the prospectus used in connection therewith) as may be necessary to update and keep such registration statement current and effective for such period and to comply with the provisions of the Act with respect to the sale of all securities covered by such registration statement. Notwithstanding the above, EESI's obligation to keep the registration continuously effective shall be suspended during any period that there exists material, non-public information relating to EESI.

     (b) With respect to the registration of the EESI Stock, it is understood that EESI will, as expeditiously as possible: (i) furnish to the Seller such number of prospectuses, including copies of preliminary prospectuses, prepared in conformity with the requirements of the Act, and such other documents as the Seller may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Seller; and (ii) before filing the registration statement, prospectus or amendments or supplements thereto, furnish to counsel for Seller copies of all such documents proposed to be filed.

     (c) Upon any registration under the Act of any of the EESI Stock, it is understood that EESI shall indemnify Seller in accordance with the provisions of
Article IX from and against any and all losses, claims, damages and liabilities (collectively a "Security Liability") to which Seller may become subject under the Act, any state securities or "blue sky" law, any other statute or at common law, insofar as such Security Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any filing or other application under the Act or applicable federal or state securities law or (ii) any omission or alleged omission to state therein a material fact required to be stated therein (i.e., in any registration statement, prospectus, application or filing, or necessary in order to make the statements therein not misleading or
(iii) any violation or alleged violation by EESI to which Seller may become subject under the Act, or other Federal or state laws or regulations, at common law or otherwise. Notwithstanding the above, it is understood that EESI shall not be liable to Seller if and to the extent that any Security Liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with information furnished to EESI by Seller which is intended for such use; and provided further, that EESI shall not be required to indemnify Seller against any Security Liability which arises out of the failure of Seller to deliver a prospectus.

     (d) It is understood that all expenses incurred in effecting the registrations provided for in this Section 6.2 shall be paid by EESI including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for EESI, underwriting expenses (other than commissions or discounts which shall be shared by the parties registering shares of EESI's common stock in proportion to the number of shares registered in each particular offering), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or "blue sky" laws of any jurisdictions.

                                  ARTICLE VII
                               CONDITIONS OF EESI
                               ------------------

     The obligations of EESI to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following items which are conditions to the Closing:

     SECTION 7.1  Compliance by Seller.  Seller and the Marangi Companies shall
                  --------------------
have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Seller and the Marangi Companies at or prior to the Closing Date. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement, and EESI shall have received a Certificate duly executed by the President of each Marangi Company representing and warranting the foregoing.

     SECTION 7.2  Litigation Affecting This Transaction.  There shall be no
                  -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of EESI to own, operate in its entirety or control the Marangi Companies or the business the Marangi Companies operate, which, as a result of the transaction contemplated by this Agreement, might affect such right as to EESI or any affiliate thereof subsequent to the Closing Date and which, in the sole judgment of the Board of Directors of EESI, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     SECTION 7.3  Fiscal Condition of Business.  There shall have been no
                  ----------------------------
material adverse change in the results of operations, financial condition, business or prospect of the Marangi Companies, and the Marangi Companies shall have not suffered any material loss or damage or any of its properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

     SECTION 7.4  Opinion of Counsel.  Seller shall have delivered to EESI an
                  ------------------
opinion of counsel, dated the Closing Date, in the form annexed hereto as
Schedule 1.7(f).

     SECTION 7.5  Noncompetition Agreements. The Seller shall have executed and
                  -------------------------
delivered to EESI the Noncompetition Agreements.

     SECTION 7.6 Release.  Seller shall have executed and delivered to EESI the
                 -------
Releases described at Section 1.7(g).

     SECTION 7.7  Consents.  All approvals, authorizations and consents required
                  --------
to be obtained shall have been obtained, including, without limitation, (i) the consent of the relevant state Departments of Environmental Protection to the change in control of the Marangi Companies, (ii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either EESI or Seller. EESI shall have been furnished with appropriate evidence, reasonably satisfactory to EESI and its counsel, of the granting of such approvals, authorizations and consents.

     SECTION 7.8 Pooling Determination.  Purchaser shall have received
                 ---------------------
notification from its regular accountants that the transaction contemplated herein may be treated for accounting purposes as a "pooling of interests."

                                  ARTICLE VIII
                              CONDITIONS OF SELLER
                              --------------------

     The obligations of Seller to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     SECTION 8.1 Compliance by EESI.  EESI shall have performed and complied
                 ------------------
with all material obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date. All representations and warranties of EESI contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement.

      SECTION 8.2  Material Adverse Change.  There shall not have been, and on
                   -----------------------
the Closing Date shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, real property, personal property, results of operations, business or prospects of EESI and its subsidiaries taken as a whole.

     SECTION 8.3  Opinion of Counsel.  EESI shall have delivered to Seller the
                  ------------------
opinion of counsel to EESI, dated the Closing Date, in the form annexed hereto as Schedule 1.6(b).

                                   ARTICLE IX
                                INDEMNIFICATION
                                ---------------

     SECTION 9.1  Indemnification by Seller.  Seller agrees that he will
                  -------------------------
indemnify, defend, protect and hold harmless EESI and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to such Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Seller, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of a Seller made in this Agreement and to be performed by Seller before or after the Closing Date; (c) violation of the requirements of any governmental authority relating to the reporting and payment (to the extent payment exceeds the amount reserved for in the Most Recent Financial Statement) of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of the Marangi Companies arising or accrued prior to the Closing Date; (d) any violation of any federal, state or local "anti-trust" or "racketeering" or "unfair competition law", including, without limitation, the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act; and
(e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), (c) or (d) of this Section
9.1 of this Agreement has occurred.

     SECTION 9.2  Indemnification by EESI.  EESI agrees that it will indemnify,
                  -----------------------
defend, protect and hold harmless Seller and his agents, employees, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by it, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of EESI set forth in this Agreement or in the Schedule attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of EESI made in this Agreement and to be performed by EESI before or after the Closing Date;
(c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this Section 9.2 has occurred.

     SECTION 9.3  Procedure for Indemnification with Respect to Third Party
                  ---------------------------------------------------------
Claims.
------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

     SECTION 9.4  Procedure for Non-Third Party Claims.  If EESI or the Seller
                  ------------------------------------
wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or
Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     SECTION 9.5  Survival of Claim.  All of the respective representations,
                  -----------------
warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in
Section 3.10 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Marangi Companies by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall survive until two years from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     SECTION 9.6  Prompt Payment.  In the event that any party is required to
                  --------------
make any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

     SECTION 9.7  Indemnification Threshold.  No Indemnification Demand shall be
                  -------------------------
made under this Article IX until such time that the party making an Indemnification Demand believes, in good faith, that it has a claim or claims for indemnity totaling One Hundred Thousand Dollars ($100,000) or more, singly or in the aggregate, and no Indemnifying Party shall have any liability to an Indemnified Party until the damages to the Indemnified Party exceed a cumulative aggregate total of $100,000. Once cumulative aggregate damages exceed $100,000, the Indemnifying Party shall be liable for all damages to the Indemnified Party, including the first $100,000 of damages.

     SECTION 9.8  Limitation of Liability.  Notwithstanding anything else
                  -----------------------
contained herein to the contrary, the obligations of the Seller pursuant to the indemnification contained in Section 9.1 shall be limited to the aggregate of the value of the EESI Stock delivered to Seller at Closing, valued at the Per Share Value.

                                   ARTICLE X
                                OTHER PROVISIONS
                                ----------------

     SECTION 10.1  Nondisclosure by Seller.  Seller recognizes and acknowledges
                   -----------------------
that he has in the past, currently has, and in the future will have certain confidential information of EESI such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of EESI. Seller agrees that for a period of ten (10) years from the Closing Date he will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of EESI, unless (i) such information becomes known to the public generally through no fault of any Seller, (ii) a Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by any Seller of the provisions of this Section, EESI shall be entitled to an injunction restraining such Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting EESI from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     SECTION 10.2  Nondisclosure by EESI.  EESI recognizes and acknowledges that
                   ---------------------
it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Marangi Companies, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Marangi Companies. EESI agrees that it will not utilize such information in the business or operation of EESI or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of EESI or any of its affiliates, (ii) EESI is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by EESI of the provisions of this Section, Seller shall be entitled to an injunction restraining EESI from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Seller from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     SECTION 10.3  Assignment; Binding Effect; Amendment.  This Agreement and
                   -------------------------------------
the rights of the parties hereunder may not be assigned (except after Closing by operation of law by the merger of EESI) and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of EESI. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     SECTION 10.4  Entire Agreement.  This Agreement, is the final, complete and
                   ----------------
exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     SECTION 10.5  Counterparts.  This Agreement may be executed simultaneously
                   ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     SECTION 10.6  Notices.  All notices or other communications required or
                   -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     (a)  If to EESI, addressed to it at:

               President
               1000 Crawford Place, Suite 400
               Mount Laurel, New Jersey 08054

               with a copy to:

               Robert M. Kramer & Associates, P.C.
               1150 King Street, Suite 800
               King of Prussia, PA 19406
               Att.: Robert M. Kramer

     (b)  If to Seller, addressed to:

               Nicholas Marangi
               50 Beach Road
               Tequesta, FL 33469

               with a copy to:

               Herman Jeffer, Esq.
               Jeffer, Hopkinson & Vogel
               1600 Route 208 North
               Hawthorne, NJ 07606

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

     SECTION 10.7  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     SECTION 10.8  No Waiver.  No delay of or omission in the exercise of any
                   ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     SECTION 10.9  Time of the Essence.  Time is of the essence of this
                   -------------------
Agreement.

     SECTION 10.10  Captions.  The headings of this Agreement are inserted for
                    --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     SECTION 10.11  Severability.  In case any provision of this Agreement shall
                    ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     SECTION 10.12  Construction.  The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "Including" means included, without limitation.

     SECTION 10.13  Extension or Waiver of Performance.  Either Seller or EESI
                    -----------------------------------
may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension shall be in writing and signed by Seller and EESI and provided that any such waiver shall be in writing and signed by the party affected thereby.

     SECTION 10.14  Liabilities of Third Parties.  Nothing in this Agreement,
                    ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective officers, shareholders, directors, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     SECTION 10.15  Publicity. Prior to Closing, except as may be required by
                    ---------
law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld.

     SECTION 10.16  Arbitration.
                    -----------

          (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

          (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

          (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

          (d) The award pursuant to such arbitration will be final, binding and conclusive.

          (e) Counsel to Seller and Purchaser in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). Seller and Purchaser, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

                    [Remainder of Page Intentionally Blank.]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                      EASTERN ENVIRONMENTAL SERVICES, INC.


                                      BY:  /S/  Robert M. Kramer
                                          ----------------------------
                                          Robert M. Kramer
                                          Executive Vice President




    WITNESS:                          SELLER:


      /s/ Richard Sterner                  /s/ Nicholas Marangi
   ---------------------------        ---------------------------------
   Name: Richard Sterner              Nicholas Marangi



:\marangi.002